Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

(Not to be used for Signature Guarantees)

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

100 CTE Drive

Dallas, Pennsylvania 18612-9774

Offer to Exchange

2005 Series A 3 1/4% Convertible Notes Due 2023

and an Exchange Fee

for all outstanding

2003 3 1/4% Convertible Notes due 2023

(CUSIP Nos. 203349AA3 and 203349AB1)

As set forth in the prospectus dated May     , 2005 of Commonwealth Telephone Enterprises, Inc. (“CTE”) and in the related letter of transmittal, CTE is offering to exchange 2005 Series A 3 1/4% Convertible Notes due 2023 (the “New Notes”) and an exchange fee for all outstanding 2003 3 1/4% Convertible Notes due 2023 (the “Old Notes”). This form or one substantially equivalent hereto must be used to accept the exchange offer if: (i) certificates for the Old Notes are not immediately available; (ii) the procedures for book-entry transfer cannot be completed on a timely basis; (iii) time will not permit all required documents to reach the exchange agent before the expiration date of the exchange offer or (iv) a tender of Old Notes held in book-entry form using DTC’s ATOP procedures cannot be completed on a timely basis. The form may be delivered by hand, by mail or transmitted by facsimile transmission to the exchange agent.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT

MIDNIGHT, NEW YORK CITY TIME, ON             , MAY     , 2005, UNLESS EARLIER

TERMINATED OR EXTENDED.

The exchange agent for the exchange offer is:

MELLON INVESTOR SERVICES LLC

By Mail:	By Hand Delivery:	By Overnight Delivery:
Reorganization Department P.O. Box 3301 South Hackensack, NJ 07606	Reorganization Department 120 Broadway, 13th Floor New York, NY 10271	Reorganization Department 85 Challenger Road Mail Stop-Reorg Ridgefield Park, NJ 07660

By Facsimile (for eligible institutions only): (201) 296-4293

Confirm facsimile by telephone only: (201) 296-4860

Delivery of this instrument to an address other than as set forth above or transmittal of this instrument to a facsimile other than as set forth above does not constitute a valid delivery.

Ladies and Gentlemen:

The undersigned hereby tenders to CTE, upon the terms and conditions set forth in the prospectus and the letter of transmittal (which together constitute the “exchange offer”), receipt of which are hereby acknowledged, the aggregate principal amount of Old Notes set forth below under the guaranteed delivery procedure described in the prospectus under “The Exchange Offer—Procedures for Exchange—Guaranteed Delivery Procedures” and the letter of transmittal.

Sign Here
Principal Amount of Old Notes Tendered*
Signature(s)

Please Print the Following Information:

Certificate Nos. (if available)

Name(s)

Total Principal Amount Represented by Old Notes:

Address

Area Code and Tel. No(s).

Account Number

Dated: , 2005

*	Must be all of the holder’s Old Notes or in a minimum denomination of $1,000 and integral multiples thereof.

The undersigned, an Eligible Guarantor Institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three business days after the expiration date, a properly completed and validly executed letter of transmittal or facsimile thereof or an agent’s message in lieu thereof, together with a confirmation of book-entry transfer into the exchange agent’s account at DTC for Old Notes delivered electronically, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent.

Name of Firm
Authorized Signature
Number and Street or P.O. Box
City State Zip Code
Area Code and Tel. No.
Dated: , 2005